Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of October15, 2009, between Zoom Technologies, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively, the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1   Definitions. The following terms have the meanings set forth in this Section 1.1:

"8-K Filing" shall mean the current report on Form 8-K filed on EDGAR with the Commission disclosing the sale of equity securities pursuant to this Agreement and attaching as exhibits thereto all material Transaction Documents, including, without limitation, this Agreement, the form of Series A & C Warrant, the form of Series B Warrant, the form of Series D & E Warrant, the Voting Agreement and the form of Lock-Up Agreement.

"Acquiring Person" shall have the meaning ascribed to such term in Section 4.6.

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Available Undersubscribed Amount" have the meaning ascribed to it in Section 4.11(c).

"Basic Amount" have the meaning ascribed to it in Section 4.11(c).

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Bylaws" shall have the meaning ascribed to it in Section 3.1(h).

"Certificate of Incorporation" shall have the meaning ascribed to it in Section 3.1(h).

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers' obligations to pay the Subscription Amount and (ii) the Company's obligations to deliver the Securities, in each case, have been satisfied or waived.

"Closing Statement" means the Closing Statement in the form on Annex A attached hereto.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Company Counsel" means Ellenoff Grossman & Schole LLP, with offices located at 150 East 42nd Street, New York, New York 10017.

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto;

"Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

"Effective Date" shall have the meaning ascribed to such term in the Registration Rights Agreement.

"Escrow Agent" means Sichenzia Ross Friedman Ference LLP, with offices located at 61 Broadway, New York, New York 10006.

"Escrow Agreement" means the escrow agreement entered into prior to the date hereof, by and among the Company and the Escrow Agent in substantially the form of Exhibit J attached hereto pursuant to which the Purchasers, shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(i).

"Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(w).

"Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Lock-Up Agreement" means the Lock-Up Agreement, dated as of the date hereof, by and among the Company and the directors, officers and certain affiliates of the Company in the form of Exhibit E attached hereto.

"Material Adverse Effect" shall mean (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

"Material Permits" shall have the meaning ascribed to such term in Section 3.1(k).

"Notice of Acceptance" have the meaning ascribed to it in Section 4.11(c).

"Offer" shall have the meaning ascribed to it in Section 4.11(c).

"Offer Notice" shall have the meaning ascribed to it in Section 4.11(c).

"Offer Period" have the meaning ascribed to it in Section 4.11(c).

"Offered Securities" have the meaning ascribed to it in Section 4.11(c).

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Public Information Failure" shall have the meaning ascribed to it in Section 4.2(b).

"Public Information Failure Payments" shall have the meaning ascribed to it in Section 4.2(b).

"Refused Securities" shall have the meaning ascribed to it in Section 4.11(c).

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by each Purchaser as provided for in the Registration Rights Agreement.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(f).

"Required Minimum" means, as of any date, the maximum aggregate number of Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including, without limitation, 130% of the shares of Common Stock underlying the Series A and Series C Warrants and 100% of the Shares, the shares of Common Stock underlying the Series B, D and E Warrants, ignoring any conversion or exercise limits set forth therein.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(i).

"Securities" means the Shares, the Warrants, and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Series A Warrants" means the Series A Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which warrants shall be exercisable as of the Issue Date (as defined therein), subject to the Exchange Cap (as defined therein) limitation. The Series A Warrants shall have an exercise price of $6.00 and a term of exercise equal to 5 years from the Issue Date, in the form of Exhibit B attached hereto.

"Series B Warrants" means the Series B Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which warrants shall be exercisable only upon obtaining the Required Approvals (as defined therein). The Series B Warrants shall have an exercise price of $0.01 and a term of exercise equal to three(3) months from the Issue Date (as defined therein) provided, however, that such date shall be extended indefinitely if the Warrant cannot be exercised due to the Beneficial Ownership Limitation (as defined therein) or the Exchange Cap (as defined therein) limitation until the Warrant can be exercised in full by the holder thereof without breaching the Beneficial Ownership Limitation or the Exchange Cap limitation, in the form of Exhibit C attached hereto.

"Series C Warrants" means the Series C Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which warrants shall be exercisable only upon the exercise of the Series B Warrants. The Series C Warrants shall have an exercise price of $6.00 and a term of exercise equal to 5 years from the Issue Date (as defined therein), in the form of Exhibit B attached hereto.

"Series D Warrants" means the Series D Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which warrants shall be exercisable based upon the achievement of certain performance criteria. The Series D Warrant shall have an exercise price of $0.01 and a term of exercise equal to three (3) months from the date the Maximum Eligibility Date (as defined therein) is increased; provided, however, that such date shall be extended indefinitely if the Warrant cannot be exercised due to the Beneficial Ownership Limitation (as defined therein) or the Exchange Cap (as defined therein) until the Warrant can be exercised in full by the holder thereof without breaching the Beneficial Ownership Limitation or the Exchange Cap limitation, in the form of Exhibit D attached hereto.

"Series E Warrants" means the Series E Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which warrants shall be exercisable based upon the achievement of certain performance criteria. The Series E Warrants shall have an exercise price of $0.01 and a term of exercise equal to three (3) months from the date the Maximum Eligibility Date (as defined therein) is increased; provided, however, that such date shall be extended indefinitely if the Warrant cannot be exercised due to the Beneficial Ownership Limitation (as defined therein) until the Warrant can be exercised in full by the holder thereof without breaching the Beneficial Ownership Limitation, in the form of Exhibit D attached hereto.

"Shares" means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

"Shareholder Approval" means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Shares in excess of 19.9% of the issued and outstanding Common Stock on the Closing Date.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Stockholder Approval" shall have the meaning ascribed to it in Section 3.1(a).

"Subscription Amount" means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Subscription Amount," in United States dollars and in immediately available funds.

"Subsequent Placement" shall have the meaning ascribed to it in Section 4.11(c).

"Subsequent Placement Agreement" shall have the meaning ascribed to it in Section 4.11(c).

"Subsequent Placement Documents" shall have the meaning ascribed to it in Section 4.11(c).

"Subsidiary" means any subsidiary of the Company as set forth on Schedule 3.1(b) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Alternext, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement, the Placement Agent Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Voting Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means Computershare Stock Transfer, the current transfer agent of the Company, with a mailing address of 1745 Gardena Avenue, Glendale CA 91204, and any successor transfer agent of the Company.

"Trigger Date" shall have the meaning ascribed to it in Section 4.1(b).

"Undersubscribed Amount" have the meaning ascribed to it in Section 4.1(c).

"Warrants" means, collectively, the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1   Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of 1,241,924 Shares at a per share purchase price equal to $4.00 per share and 1,259,326 Series B Warrants at a purchase price equal to $4.00 per Series B Warrant. For every Share subscribed by each Purchaser, such number of Series A, B, C, D and E Warrants as set forth in Section 2.2(a) below. Each Purchaser shall deliver to the Escrow Agent via wire transfer or a certified check of immediately available funds equal to such Purchaser's Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Common Stock and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. In lieu of delivering such funds to the Escrow Agent, Purchaser may deliver such funds at the Closing to the Company via wire transfer or a certified check of immediate available funds. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Schulte Roth & Zabel LLP at 919 Third Avenue, New York, New York 10022 or such other location as the parties shall mutually agree and the Subscription Amount shall be released from Escrow to the account of the Company in accordance with the terms of the Escrow Agreement.

2.2   Deliveries.

  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

    this Agreement duly executed by the Company;

    legal opinions of U.S., PRC, Hong Kong Counsel, as well as the Good Standing Certificate of the BVI Company, substantially in the forms of, substantially in the forms of Exhibit G, Exhibit H, Exhibit I, and Exhibit J respectively, attached hereto;

    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser's Subscription Amount divided by the per share purchase price of $4.00 per share, registered in the name of such Purchaser;

    such number of Series A, B, C, D and E Warrants as set forth opposite such Purchaser's name in the Schedule A hereto.

    the Placement Agent Agreement, duly executed by the Company;

    the Registration Rights Agreement duly executed by the Company;

    the Escrow Agreement, duly executed by the Company;

    the Voting Agreement, duly executed by Mr. Lei Gu and Mr. Cao Wei, stockholders of the Company or other stockholders of the Company representing a minimum of 63% of the voting capital of the Company prior issuance of the Securities pursuant to this Agreement;.

    the Lock-Up Agreement executed by Mr. Lei Gu; and

    the Lock-Up Agreement executed by Mr. Cao Wei.

  On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

    this Agreement duly executed by such Purchaser;

    such Purchaser's Subscription Amount by wire transfer to the account as specified in writing by the Company;

    the Registration Rights Agreement, duly executed by such Purchaser;

    the Escrow Agreement, duly executed by such Purchaser; and

    the Purchaser Questionnaire in the form on Annex B attached hereto.

2.3   Reverse Merger Transaction. The parties acknowledge prior to the consummation of the transactions contemplated by this Agreement, the Company completed a share exchange for all the issued and outstanding shares of Gold Lion Holding Limited, a company organized in the British Virgin Islands (the "BVI") ("Gold Lion"), pursuant to that certain Share Exchange Agreement dated as of January 28, 2009 (and amended May 12, 2009) by and among the Company, Gold Lion, Tianjin Tong Guang Group Digital Communication Co., Ltd., a company organized under the laws of the People's Republic of China ("TCB Digital"), Zoom Telephonics, Inc., Lei (Leo) Gu, a citizen of the PRC; and (6) Cao Wei, a citizen of the PRC. Upon the consummation of the share exchange, Gold Lion became a wholly-owned subsidiary of the Company (the "Reverse Merger Transaction").

2.4   Closing Conditions.

  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

    the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein);

    all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

    the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

    the accuracy in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) as of such earlier date);

    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

    the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

    there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

    as of the Closing Date, the NASDAQ Capital Market shall have approved the continued listing of the Common Stock of the Company, the additional listing application with respect to the Shares and, subject to Stockholder Approval, the additional listing application with respect to the Warrant Shares; and

    from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company's principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing).

ARTICLE III.
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1   Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

  Approval of Issuance of Securities. The Company covenants to (i) hold a special meeting of shareholders to approve at the earliest practical date following the date hereof to approve the issuance and/or potential issuance of common stock equal to 19.99 percent or more of the Company's issued and outstanding common stock pursuant to NASDAQ rules and regulations (the "Stockholder Approval"); (ii) file the required notification with NASDAQ regarding the issuance and/or potential issuance of common stock equal to 19.99 percent or more of the Company's issued and outstanding common stock pursuant to NASDAQ rules and regulations and (iii) file a proxy statement on Schedule 14A soliciting the vote from the Company's shareholders to approve the issuance of the Warrant Shares and to remove any restrictions on exercise of the Warrants with respect to the Exchange Cap (as defined therein), within 45 days of the date hereof. The Company covenants to use its best efforts to obtain SEC clearance on the proxy statement on Schedule 14A as soon as practicable, and the Company further covenants to hold such special meeting of shareholders as soon as practicable, but in no event later than December 1, 2009.

  Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(b). The Company owns, directly or indirectly, such percentage of the Subsidiary as set forth in Schedule 3.1(b) and such ownership interest is free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock that would have a dilutive effect on the Company's ownership of its subsidiaries. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

  Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

  No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.5 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Shares, Warrants and Warrant Shares and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) any Shareholder Approval, if required, (collectively, the "Required Approvals").

  Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when duly issued and when issuance of such is authorized by the stockholders of the Company, will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof.

  Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(h), which Schedule 3.1(h) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(h): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries which are convertible into or exchangeable for any shares of capital stock of the Company; (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions and other agreements consistent with past practices), and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (vii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (viii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has made available to the Purchasers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

  SEC Reports; Financial Statements. Except as set forth on Schedule 3.1 (i), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on Schedule 3.1(i), as of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.1(i), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments

  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

  Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Upon approval of the Company's stockholder, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

  Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, from September 10, 2009, the date of the Trading Market's letter approving the Company's continued listing on such Trading Market, and until the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is unaware of any facts or circumstances that could reasonably be expected to cause failure to maintain the continued listing of the Common Stock on the Trading Market.

  Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

  Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

  Regulation M Compliance.  The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company's placement agent in connection with the placement of the Securities.

  Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(s) or as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement (i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

  Title to Assets. The Company and the Subsidiaries have valid land-use rights to all real property granted to them by the PRC government and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  Insurance. Except as set forth on Schedule 3.1(x), the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

  Sarbanes-Oxley; Internal Accounting Controls. Within 30 days from the date hereof, the Company covenants to engage Sarbanes-Oxley compliance consultants and the Company further covenants to comply with the Sarbanes-Oxley Act of 2002 at such time as required by the Securities and Exchange Commission.

  Certain Fees. Except as set forth in Schedule 3.1(aa), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

  Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

  Registration Rights. Except as set forth in Schedule 3.1(dd), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

  Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

  Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(ff) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

  Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

  Accountants. The Company's accounting firm is set forth on Schedule 3.1(ii) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's Annual Report for the year ending December 31, 2009.

  No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 3.1(jj), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents, the Company is current with respect to any fees owed to its accountants and lawyers.

  Enforcement of Lock-Up and Voting Agreements. The Company covenants (i) to enforce the provisions of the Lock-Up Agreements and the Voting Agreement by and between the Company and Mr. Lei Gu and Mr. Cao Wei, (ii)

  to prevent any unauthorized transfers by such directors, officers and affiliates of the Company and (iii) not to amend or waive any provision of the Voting Agreement or any of the Lock-Up Agreements.

  Gold Lion Subsidiaries; Equity Interests.

  (a) Gold Lion owns 100% of the outstanding capital stock of Jiangsu Leimone Electronics Co., Ltd., a foreign investment enterprise organized under the laws of the PRC ("Jiangsu Leimone"), which in turn owns 51.03% of the outstanding capital stock of TCB Digital.  All of such outstanding shares of capital stock have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned as set forth above free and clear of all Liens and in accordance with all applicable PRC laws and regulations.

  (b) Gold Lion owns 100% of the outstanding capital stock of Profit Harvest Corporation Ltd., a company organized and existing under the laws of Hong Kong ("Profit Harvest").  All of such outstanding shares of capital stock have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned as set forth above free and clear of all Liens and in accordance with all applicable Hong Kong laws and regulations.

  (c) Except for its interests in Jiangsu Leimone and Profit Harvest, Gold Lion does not as of the date of this Agreement own, directly or indirectly, any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

  Representations Incorporated by Reference. In addition to the representations and warranties otherwise set forth herein, all representations and warranties of the Company, Zoom Telephonics, Inc., a corporation incorporated in the State of Delaware ("Zoom Telephonics"), Gold Lion and TCB Digital Ever Leader contained in that certain Share Exchange Agreement dated as of January 28, 2009, by and among the Company, Zoom Telephonics, Lei Gu, Gold Lion and TCB Digital are hereby incorporated by reference for the benefit of the Purchasers as if such representations and warranties were repeated herein and addressed to the Purchasers.

3.2   Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

  Organization; Authority. Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

  Own Account. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

  Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Common Stock it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

  General Solicitation. Such Purchaser is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser's knowledge, any other general solicitation or general advertisement.

  Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1   Transfer Restrictions.

  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

  The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any Shares, Warrants and Warrant Shares in substantially the following form:

  NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE, IF APPLICABLE, HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM

  REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY UNLESS SOLD OR TRANSFERRED TO A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

  Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares, as the case may be, are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares, as the case may be, and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If any Warrant is exercised or any Shares are sold at a time when there is an effective registration statement to cover the resale of the Warrant Shares or the Shares, as the case may be, or if such Warrant Shares or Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if such Warrant Shares or Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares or Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares or Shares, as the case may be, shall be issued free of all legends. The Company agrees that following (i) the Effective Date, (ii) if such Warrant Shares or Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares or Shares and without volume or manner-of-sale restrictions or (iii) at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares or the Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Warrant Shares and Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser's broker with the Depository Trust Company System as directed by such Purchaser.

  Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance upon this understanding.

4.2   Furnishing of Information; Public Information, Failure of Registration.

  If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the Closing Date. Until the time that no Purchaser owns any Securities, the Company covenants to maintain the registration of the Common Stock under Sections 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect hereof and file within the applicable grace periods) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Securities that cannot be sold resulting directly from such Public Information Failure on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(n) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

4.3   Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4   Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5   Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b

4.6   Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.7   Non-Public Information. From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the prior express written consent of such Purchaser.  If a Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof.  In the event of the disclosure of any material nonpublic information, the Company shall comply with its obligations under Regulation FD promulgated under the Securities Act and the Exchange Act by filing a press release and current report on Form 8-K disclosing the material non-public information within five days of its disclosure to any Purchaser.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Purchaser, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise.

4.8   Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for software development, additional production equipment and other working capital purposes.

4.9   Reservation and Listing of Securities.

  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

  The Company shall, if applicable: (i) by the Closing Date, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.10   Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.5.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.11   Additional Issuances of Securities.

  For purposes of this Section 4.11, the following definitions shall apply.

    "Common Stock Equivalents" means, collectively, Options and Convertible Securities

    "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

    "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

  From the date hereof and until the earlier of (i) seven (7) months after the Closing Date, provided that the Company is in compliance with the current public information requirement under Rule 144(c) on such date and on such date the Company is unaware of any of any facts or circumstances that might prevent the Company from complying with its current public information requirement set forth in Rule 144(c) in the foreseeable future and (ii) thirty (30) days after the date when a Registration Statement is effective, covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) (the "Trigger Date"), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement). From the date hereof until the Trigger Date, the Company will not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

  From the Trigger Date until the second anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.11.

    The Company shall deliver to each Purchaser an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchasers all of the Offered Securities, allocated among such Purchasers (a) based on such Purchaser's pro rata portion of the aggregate number of shares of Common Stock purchased hereunder (the "Basic Amount"), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated once until the Purchasers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

    To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Purchaser's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Purchasers a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Purchaser's receipt of such new Offer Notice.
    The Company shall have fourteen (14) calendar days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.
    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.11(c)(ii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the

    Offered Securities that such Purchaser elected to purchase pursuant to Section 4.11(c)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.11(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.11(c)(ii) above.

    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to 4.11(c)(ii) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.
    Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.11(c)(ii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.
    The Company and the Purchasers agree that if any Purchaser elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Purchaser shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Purchaser prior to such Subsequent Placement.
    Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by the Purchasers, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Purchasers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Purchaser with another Offer Notice and each Purchaser will again have the right of participation set forth in this Section 4.11. The Company shall not be permitted to deliver more than one such Offer Notice to the Purchasers in any 60 day period.

ARTICLE V.
MISCELLANEOUS

5.1   Capital Contribution. No later than December 10, 2011, the Company shall cause Gold Lion to contribute one hundred percent (100%) of the net proceeds from the sale of the Securities to Jiangsu Leimone. The Company will cause Gold Lion to contribute one hundred percent (100%) of the registered capital of Jiangsu Leimone within two (2) years from the date of issuance of the business license of Jiangsu Leimone.

5.2   Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before October 7, 2009.

5.3   Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. The Company shall pay an expense allowance to Hudson Bay Fund LP (a Purchaser) or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $20,000.

5.4   Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.6   Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 75% in interest of the Securities purchased hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7   Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the "Purchasers."

5.9   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.10   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.11   Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.12   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.13   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14   Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15   Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16   Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17   Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Sichenzia Ross Friedman Ference LLP. Sichenzia Ross Friedman Ference LLP does not represent any of the Purchasers and only represents Global Hunters Securities LLC. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.18   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19   Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20   WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ZOOM TECHNOLOGIES, INC.	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: _____________

Warrant Shares: _________________

EIN Number:

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $10,000,000 of Common Stock and Warrants from Zoom Technologies, Inc. a Delaware corporation (the "Company"). All funds will be wired into an account maintained by the Escrow Agent. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: [________ ___, 2009

I. PURCHASE PRICE
Gross Proceeds to be Received	$10,000,000

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed: $

WIRE INSTRUCTIONS:
To: _____________________________________
To: _____________________________________

ANNEX B

CONFIDENTIAL PURCHASER QUESTIONNAIRE

ZOOM TECHNOLOGIES, INC.

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED SUBSCRIPTION AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE PURCHASE OF SECURITIES FROM ZOOM TECHNOLOGIES, INC. (THE "COMPANY").

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE. NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY AND ITS CONTROLLING PERSONS.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Securities Purchase Agreement between the Company and the Purchaser signatory thereto (the "Purchaser Agreement") dated as of October __, 2009.

(1) The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___

The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ___

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.
Category D ___

The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

________________________________________________________________
________________________________________________________________

Category E ___

The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940 (describe entity)

________________________________________________________________
________________________________________________________________

Category F ___

The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

________________________________________________________________
________________________________________________________________

Category G ___

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ___

The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Purchaser Questionnaire. (describe entity)

________________________________________________________________
________________________________________________________________

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the applicable Closing (as defined in the Memorandum) in the event that the representations and warranties in this Purchaser Questionnaire shall cease to be true, accurate and complete.

(2) Suitability (please answer each question)

(a) For an individual, please describe your current employment, including the company by which you are employed and its principal business:

________________________________________________________________
________________________________________________________________
________________________________________________________________

(b) For individuals, do you expect your current level of income to significantly decrease in the foreseeable future?

YES ______	NO ______

(c) For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future?
YES ______	NO ______

(d) For all subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to purchase?
YES ______	NO ______

(e) For all subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?
YES ______	NO ______

(3) Manner in which title is to be held: (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of Survivorship (both parties must sign)

(d) Partnership

(e) Tenants in Common

(f) Company

(g) Trust

(h) Other

(4) FINRA Affiliation.

Are you affiliated or associated with an FINRA member firm (please check one):
YES ______	NO ______

If Yes, please describe how you are affiliated/associated:

_________________________________________________________
_________________________________________________________
_________________________________________________________

*If subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the FINRA Conduct Rules.

_________________________________
Name of FINRA Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

(5) For Trust Subscribers

A. Certain trusts generally may not qualify as accredited investors except under special circumstances. Therefore, if you intend to purchase the shares of the Company's stock in whole or in part through a trust, please answer each of the following questions.

Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

Yes ☐ No ☐

Does this investment in the Company exceed 10% of the trust assets?

Yes ☐ No ☐

B. If the trust is a revocable trust, please complete Question 1 below. If the trust is an irrevocable trust, please complete Question 2 below.

1. REVOCABLE TRUSTS

Can the trust be amended or revoked at any time by its grantors:

Yes ☐ No ☐

If yes, please answer the following questions relating to each grantor (please add sheets if necessary):

Grantor Name: _________________________

Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles exceeds $1,000,000?

Yes ☐ No ☐

OR

Income (exclusive of any income attributable to spouse) was in excess of $200,000 for 2006 and 2007 and is reasonably expected to be in excess of $200,000 for 2008?

Yes ☐ No ☐

OR

Income (including income attributable to spouse) was in excess of $300,000 for 2006 and 2007 and is reasonably expected to be in excess of $300,000 for 2008?

Yes ☐ No ☐

2. IRREVOCABLE TRUSTS

If the trust is an irrevocable trust, please answer the following questions:

Please provide the name of each trustee:

Trustee Name: ________________________________________

Trustee Name: ________________________________________

Does the trust have assets greater than $5 million?

Yes ☐ No ☐

Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company?

Yes ☐ No ☐

Indicate how often you invest in:

Marketable Securities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Restricted Securities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Venture Capital Companies

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

[Remainder of page intentionally left blank]

The undersigned has been informed of the significance to the Company of the foregoing representations and answers contained in this Confidential Purchaser Questionnaire and such representations and answers have been provided with the understanding that the Company and the Selling Agent will rely on them.

Individual
Date:	________________________

________________________
Name of Individual
(Please type or print)

________________________
Signature of Individual

________________________
Name of Joint Owner
(Please type or print)

________________________
Signature (Joint Owner)

Partnership, Corporation or Other Entity
Date:	________________________

________________________
Print or Type Entity Name

By: Name: ________________________
Print or Type Name

Title:________________________

________________________
Signature

Title:________________________

________________________
Signature (other authorized signatory)